xylem
Let's Solve Water

XYLEM INC.
301 WATER STREET SE
WASHINGTON, DC 20003

**SCAN TO**
**VIEW MATERIALS & VOTE**

**WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.**

**Internet and telephone voting are available through 11:59 PM (ET) the day before the Special Meeting. Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. If you vote your proxy by Internet or by telephone, you do not need to mail back your proxy card.**

**VOTE BY INTERNET**
*Before The Special Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.

*During The Special Meeting* - Go to **www.virtualshareholdermeeting.com/XYL2023SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY TELEPHONE - 1-800-690-6903**
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If the meeting is postponed or adjourned, the above time to vote will be extended to 11:59 PM (ET) on the day before the reconvened meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V10741-S65346 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**XYLEM INC.**

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 - THE SHARE ISSUANCE PROPOSAL.**

| | For | Against | Abstain |
|---|---|---|---|
| 1. Proposal to approve the issuance of shares of Xylem Inc. common stock to the holders of Evoqua Water Technologies Corp. common stock pursuant to the terms and conditions of that certain Agreement and Plan of Merger, dated as of January 22, 2023, by and among Xylem Inc., Fore Merger Sub, Inc. and Evoqua Water Technologies Corp. | ☐ | ☐ | ☐ |

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2 - THE ADJOURNMENT PROPOSAL.**

| | For | Against | Abstain |
|---|---|---|---|
| 2. Proposal to approve the adjournment of the Xylem Inc. special meeting of shareholders to a later date or time, as necessary or appropriate, in the event there are insufficient votes at the special meeting of shareholders to approve the Share Issuance Proposal. | ☐ | ☐ | ☐ |

(When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. If more than one trustee, all should sign.)

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

xylem
Let's Solve Water

## Special Meeting of Shareholders

Thursday, May 11, 2023, 11:00 a.m. (ET)
Online at: www.virtualshareholdermeeting.com/XYL2023SM

**Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Shareholders of Xylem Inc. to be Held Virtually on Thursday, May 11, 2023 at 11:00 a.m. (ET) at www.virtualshareholdermeeting.com/XYL2023SM:** The proxy materials for the Special Meeting of Shareholders of Xylem Inc., including Xylem Inc.'s joint proxy statement/prospectus, are available on the internet at www.proxyvote.com. To view the proxy materials or authorize your proxy by internet, by telephone or by mail, please follow the instructions on the reverse side hereof.

V10742-S65346

xylem
Let's Solve Water

**PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF XYLEM INC.
FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 11, 2023.**

The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Kelly O'Shea and Dorothy Capers, or either of them, each with full power of substitution as proxies, to vote all shares of Xylem Inc. common stock that the shareholder(s) would be entitled to vote on matters properly brought before the Special Meeting of shareholders of Xylem Inc. (the "Special Meeting") and at any adjournments or postponements. The proxies are authorized to vote in accordance with the specifications indicated by the shareholder(s) on the reverse side of this form. If this form is signed and returned by the shareholder(s), and no specifications are indicated, the proxies are authorized to vote as recommended by the Board of Directors.

**For participants in a Xylem Retirement Savings Plan:**
Your plan trustee will vote the Xylem shares credited to your savings plan account in accordance with your voting instructions. The trustee will vote the savings plan shares for which no voting instructions are received ("Undirected Shares") in the same proportion as the shares in the same savings plan for which the trustee receives voting instructions, except as otherwise provided in accordance with ERISA. Under the savings plans, participants are "named fiduciaries" to the extent of their authority to direct the voting of Xylem Inc. shares credited to their savings plan account and their proportionate share of Undirected Shares. Participants under these plans should mail their confidential voting instruction card to Broadridge, acting as tabulation agent, or vote by telephone or Internet. Instructions must be received by Broadridge before 11:59 p.m. (ET), on May 8, 2023. By submitting voting instructions by telephone or Internet, or by signing and returning this voting instruction card, you direct the trustee of the savings plan to vote these shares, by proxy, as designated herein, at the Special Meeting.

**Continued and to be signed on reverse side**